UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 14, 2018

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-20827	43-1265338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12444 Powerscourt Drive, Suite 550 St. Louis, Missouri		63131
(Address of principal executive offices)		(Zip Code)

(314) 506-5500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    ☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On February 14, 2018, Cass Information Systems, Inc. (the “Company”) announced that its Board of Directors has appointed James Cavellier to fill the Company’s newly created position of chief information officer (“CIO”). As CIO, Mr. Cavellier will oversee the Company’s global information technology strategy and operations. Mr. Cavellier has over 25 years of experience in information technology planning, development and management, having most recently served as chief information officer for payment and wealth management technologies within Comerica Bank.

A copy of the press release announcing Mr. Cavellier’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release issued by Cass Information Systems, Inc. dated February 14, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2018

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	Chairman, President and Chief Executive Officer

By:	/s/ P. Stephen Appelbaum
Name:	P. Stephen Appelbaum
Title:	Executive Vice President and Chief Financial Officer

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